Exhibit 21. Subsidiaries of the Registrant

State or Other
Jurisdiction of
Name	Incorporation

Bank of the West	California
First National Bancorporation	California
Essex Credit Corporation	Connecticut
First Santa Clara Corporation	California
First Bancorp	California
BW Leasing, Inc.	California
BancWest Investment Services, Inc.	Delaware
Voyager HR Group, The	California
CFB Capital III	Delaware
CFB Capital IV	Delaware
HBC Aviation, LLC	North Dakota
Community First Home Mortgage, Inc.	North Dakota
BW Mortgage, LLC	Delaware
CFB Community Development Corporation	North Dakota
1897 Services Corporation	California
Equity Lending, Incorporated	North Dakota
Community First Holdings, Inc.	Nevada
BW Insurance Agency, Inc.	North Dakota
Barlow Agency	Wyoming
Community First Insurance Inc. Wyoming	Wyoming
Commercial Federal Investments	Nebraska
Roxborough Acquisition Corporation	Nebraska
Liberty Leasing Company	Iowa
AmerUs Leasing, Inc.	Iowa
Mountain Falls Acquisition Corporation	Nebraska
Commercial Federal Community Development Corporation	Nebraska
Commercial Federal Insurance Corporation	Nebraska
ComFed Insurance Services Company, Limited	British Virgin Islands
Commercial Federal Affordable Housing	Delaware
Commercial Federal Capital Trust I	Delaware
Commercial Federal Capital Trust II	Delaware
Commercial Federal Capital Trust III	Delaware
First Savings Investment Corporation	Colorado
Commercial Federal Service Corporation	Nebraska
Commercial Federal Realty Investors Corporation	Nebraska
Community Services, Inc.	Nebraska
First Hawaiian Bank	Hawaii
The Bankers Club, Inc.	Hawaii
Center Club, Inc.	Hawaii
First Hawaiian Leasing, Inc.	Hawaii
Bishop Street Capital Management Corporation	Hawaii
CIC/HCM Asset Management, Inc.	California
KIC Technology 1, Inc.	Hawaii
KIC Technology 2, Inc.	Hawaii
KIC Technology 3, Inc.	Hawaii
FHL SPC One, Inc	Hawaii
FHL. Lease Holding Company, Inc.	Hawaii
BancWest Capital I	Delaware
First Hawaiian Capital I	Delaware
All subsidiaries except BancWest Capital I, First Hawaiian Capital I, CFB Capital III, CFB Capital IV, Commercial Federal Capital Trust I, Commercial Federal Capital Trust II and Commercial Federal Capital Trust III are included in the Consolidated Financial Statements of the Corporation.